UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2021, Viking Energy Group, Inc. (“Viking” or the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with RESC Renewables Holdings, LLC (the “Seller”) to acquire all of the membership interests (collectively, the “Acquired Interests”) of New Rise Renewables, LLC (“New Rise”). New Rise owns all of membership interests in each of New Rise Renewables Reno, LLC (“New Rise Reno”) and New Rise Processing Reno, LLC (“New Rise Processing” and, together with New Rise and New Rise Reno, the “Acquired Entities”). The Acquired Entities are in the process of engineering, developing, constructing and bringing into commercial operations a processing plant located in Reno, Nevada, that is designed to produce renewable diesel (the “Plant”).

The purchase price (the “Purchase Price”) for the Acquired Interests is to equal the appraised value of the Acquired Interests (as determined by a third party appraisal firm agreed to by the Company and the Seller) less the amount of the Viking Bond, which is defined in the MIPA as the face value of the bond financing or other credit facility arranged by Viking to complete the purchase of the Acquired Interests, facilitate the payment of New Rise liabilities as set forth in the MIPA and to complete the remainder of the Plant to and beyond the date that the Plant commences commercial operations. The face value of the Viking Bond is estimated to be $250 to $275 million depending on marketing conditions.

The Purchase Price, subject to permitted adjustments, is to be paid as follows: (i) $8,000,000 in cash on the Closing Date; and (ii) as to the balance, via issuance of shares of convertible preferred stock of Viking with the following features: (i) no voting rights; (ii) a dividend rate of 7.25% per annum, with dividends payable semi-annually in cash or in shares of common stock of Viking, or combination of both, in each case at Viking’s option, with dividends to start accruing on the first day of the month immediately following the date that the Plant commences commercial operations; (iii) conversion rights with the preferred shares convertible into shares of common stock of Viking at a fixed conversion price equal to the volume weighted average price of Viking’s common stock during the period commencing on the date which the terms of the MIPA are disclosed by Viking through a Current Report on Form 8-K filed with the Securities and Exchange Commission and ending on the date that is the 10th business day following the Closing Date; (iv) all conversions shall be subject to a 9.99% equity blocker, and the conversion rights with respect to 40% of the preferred shares shall not apply until the date that the Plant commences commercial operations; and (iv) redemption rights and other features of the preferred stock to be determined by Viking’s accounting consultants such that the preferred shares may be characterized as “permanent equity” on Viking’s balance sheet.

The Company’s obligation to purchase the Acquired Interests is conditioned on a number of items set out in the MIPA, including, without limitation: (i) Viking having obtained the Viking Bond, on terms and conditions satisfactory to Viking in its sole discretion; and (ii) Viking having completed its due diligence investigation of the Acquired Entities and the Plant, and, in its sole discretion, being satisfied with the results of such due diligence investigation. There is no guaranty the conditions will be satisfied.

The Closing Date of the acquisition of the Acquired Interests is to be no later than two business days after the last of the conditions to closing set out in the MIPA have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date).

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Concurrent with the execution of the MIPA, New Rise Processing executed and delivered in Viking’s favor a promissory note in the principal amount of $1,500,000 (the “Note”), and Viking advanced $1,500,000 to New Rise Processing on November 19, 2021, under the Note. New Rise Processing’s obligations under the Note are secured by: (i) a Guaranty executed by the Seller (RESC Renewable Holdings, LLC) in favor of the Company (the “Guaranty”), and (ii) a Security Agreement-Pledge executed by RESC, LLC (the owner of the Seller) in favor of Viking, granting Viking a first position and perfected security interest in 20% of the membership interests of the Seller (the “Pledge Agreement”). Each of the Note, Guaranty and Pledge Agreement are dated November 18, 2021. The Note bears interest at a rate of 10% per annum, and all principal and accrued interest due thereunder are payable on the earlier of: (i) the Company’s acquisition of the Acquired Interests; or (ii) June 30, 2022.

The foregoing descriptions of MIPA, Note, Guaranty, and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the form of MIPA, Note, Guaranty, and Pledge Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement, by and between Viking Energy Group, Inc., and RESC Renewable Holdings, LLC, dated November 18, 2021
10.2	Promissory Note, by New Rise Processing Reno, LLC, in favor of Viking Energy Group, Inc., dated November 18, 2021
10.3	Guaranty, by and between Viking Energy Group, Inc., and RESC Renewable Holdings, LLC, dated November 18, 2021
10.4	Security Agreement-Pledge, by and between Viking Energy Group, Inc., and RESC, LLC, dated November 18, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

Date: November 19, 2021	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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